Exhibit 10.4

AMENDMENT #3 TO

LICENSE AGREEMENT

This Amendment #3, dated as of March 27, 2017 (this “Agreement”), to the Original License Agreement (as defined below) is by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group, a Virginia not-for-profit corporation of the Commonwealth of Virginia, having its principal offices at 722 Preston Avenue, Suite 107, Charlottesville, VA 29903 (“UVA LVG”), and ADial Pharmaceuticals, LLC, a Virginia limited liability company (“Adial” and together with “UVA LVG”, the “Parties”).

WHEREAS, the Parties have entered into that certain licensing agreement dated as of January 21, 2011 and as amended on October 21, 2013, and as further amended on May 18, 2016 (together, “Original License Agreement”); and

WHEREAS, the Parties wish to amend the Original License Agreement as provided herein.

NOW, THEREFORE in consideration of the premises set forth above and the mutual covenants set forth below, the parties hereto agree as follows:

AGREEMENT

1.        The date in Section 4.2 A. is changed to December 31, 2018.

2.        Except as provided herein, the terms and obligations of the Parties under the Original License Agreement shall remain as specified therein.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.

University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group		ADial Pharmaceuticals, LLC

By:	/s/ Patrick J. Klepcyk	By:	/s/ William Stilley
Name:	Patrick J. Klepcyk, Director Licensing	Name:	William Stilley, CEO
Date:	April 6, 2017	Date:	April 6, 2017

By:	/s/ Erik L. Hewlett
Name:	Erik L. Hewlett
Date:	April 19, 2017